UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 22, 2004




                          PENTHOUSE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

       FLORIDA                                             65-1158257
(State of incorporation)                       (IRS Employer Identification No.)



                2200 S.W. 10TH STREET, DEERFIELD BEACH, FL 33442
                    (Address of principal executive offices)


                                 (954) 363-4400
                         (Registrant's telephone number)

SAFE HARBOR  STATEMENT  UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF
1995:

This Form 8-K/A contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All readers are encouraged to review this Form 8-K/A, including with specific reference the section entitled "Risk Factors." All such forward-looking statements, whether written or oral, and whether made by or on behalf of the companies, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the companies disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF iBILL

THE PURCHASE AGREEMENT

On March 16, 2004, Media Billing, LLC, a New York limited liability company 99% of which is owned by our company ("Media Billing"), entered into the Member Interest Purchase Agreement (the "iBill Agreement"), by and among our subsidiary Media Billing, Internet Billing Company, LLC ("iBill") and InterCept, Inc. ("InterCept"), the sole membership holder of iBill. The iBill Agreement closed on March 22, 2004. Pursuant to the iBill Agreement, Media Billing purchased 100% of the membership interests in iBill from InterCept, whereupon iBill became a wholly owned subsidiary of Media Billing.

Total consideration for the transaction, including capitalized transaction costs, was approximately $34.0 million, inclusive of consulting and banking fees of approximately 2.6 million. The purchase price we paid for iBill consists of the following:

The sum of $1.5 million, of which (i) $750,000 was paid in cash, and (ii) $750,000 is evidenced by a promissory note of Media Billing maturing in two weeks (the "iBill Note"). An additional $2,804,000 in cash was loaned by Penthouse International to iBill and was placed on deposit with First Data Merchant Services to be held as a restricted cash reserve. The cash payment is subject to reduction within 45 days of the closing date, to the extent that the actual working capital deficit, as defined, of iBill exceeded $22.0 million on the closing date of the iBill Agreement. Similarly, the iBill note is subject to increase within 45 days of the closing date, to the extent that the actual working capital deficit of iBill as at the closing date was less than $22.0 million.

In addition, Media Billing agreed to indemnify InterCept for any claims or losses related to iBill's financial obligations. We also agreed to release InterCept from liability to certain parties to which it has provided security or guarantees on behalf of or for the benefit of iBill. Consequently, at closing we delivered to InterCept a maximum $20.0 million indemnity insurance policy that InterCept may make claims against to satisfy and pay any claims that we have agreed to indemnify InterCept. The policy has a term of two years. However, the face amount of the policy will be reduced from $20.0 million to $5.0 million on the 375th day following the closing date of the iBill Agreement. We paid an approximately $2.178 million insurance premium for this coverage. We entered into a secured borrowing arrangement with an affiliate of American International Group ("AIG"). The policy is underwritten on an equal basis by an affiliate of CNA, an A-rated carrier, and Lloyds of London. We believe that it is unlikely that we are at risk of loss based on the credit ratings of these insurers.

At the closing of the iBill acquisition, a software license agreement and a transition support services agreement was entered into between iBill and InterCept. In addition, the agreement provides that on or before April 20, 2004 Media Billing shall obtain the release from First Data Merchant Services, Inc. of InterCept's $3.0 million letter of credit, which currently serves to secure iBill's obligations under certain of its processing agreements. On the closing date, Dr. Luis Enrique Fernando Molina, our majority stockholder, entered into an agreement with InterCept whereby he guaranteed Media Billing's obligations under the iBill Note as well as the letter of credit.

The description of the purchase of IBill contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the iBill Agreement, which is attached hereto as Exhibit 2.01 hereto and is incorporated by reference herein in its entirety.

BUSINESS OF iBILL

iBill is a provider of turnkey e-commerce solutions for businesses selling products and services over the Internet. iBill provides secure Internet payment processing solutions and transaction services that enable Web Merchants to accept and process real-time payments for goods and services purchased on the Internet. iBill also manages all back-office functions including reporting, tracking, customer service and sales transactions.

During its seven year history, iBill's yearly processed transactions have grown from approximately $2.4 million to over $330.0 million in 2003. To accommodate its business growth, the iBill organization has grown to approximately 220 persons, occupying a 50,000 square foot facility located in Deerfield Beach, Florida.

iBill's client base consists of merchants offering products and services over the Internet. Approximately 80% of the payment transactions processed by iBill are for merchants offering adult oriented products or services containing high sexual content on limited access websites. Because of the nature of their offerings, many of these merchant clients are unable to directly purchase merchant accounts from traditional banks and credit card processors. Accordingly, iBill represents a significant solution for these clients, in that iBill handles their entire credit, screening and payment process for the merchant, and assumes the risk of a customer's disputing the credit card charge subsequently appearing on his or her statement. iBill provides payment to its clients through its credit processing arrangement with First Data Corporation.

iBill generates recurring fee income principally by collecting funds from consumers on behalf of Web merchant clients and retaining a percentage of client revenue. We believe that iBill is one of the largest Web-based transaction service providers in the United States.

iBill believes that it differentiates itself from its competition through its proprietary real-time Internet-based merchant interface software technology that incorporates multiple payment options, fraud screening and automated customer service and support functionality. iBill offers its clients two core products:
IBILL COMPLETE, an all inclusive payment processing solution and PROCESSING PLUS, a strictly transaction processing service. The iBill brand is marketed to consumers in two visible and selective ways:

         o Whenever a customer seeks to make a purchase at the website of an iBill merchant client, they are automatically redirected to an iBill branded pay page to complete the payment process. The iBill pay pages are offered in 16 different languages.

         o When the consumers receives their credit card bill, the charge for the purchase is in the name of iBill (with iBill's 800 number) rather than in the name of the merchant. This is significant in that it provides the consumers with confidentiality so that the often provocative name of the sexually oriented merchant's web site does not appear on the users' credit card statements.

In order to further enhance consumer privacy, iBill intends to offer debit card purchase arrangements under which a consumer purchases in advance the right to use the iBill processing system for a defined dollar amount of transactions, and is then free to effect such transactions on all of the merchant websites being serviced under the iBill system.

Currently, iBill processes over 130,000 transactions daily and its consumer and client service center handles approximately 470,000 contacts via voice or email per month. Typically, iBill customer refunds or "charge backs" are posted within 5 to 10 days of the refund request and seen on the customer's statement within two billing cycles.

As a result of the significance of potential consumer charge backs, iBill pays its merchant clients for processed transactions usually within 15 to 30 days cycles after the end of each month, depending upon the volume of business generated by a specific merchant client.

E-commerce transactions, especially those involve adult-oriented sexual content, expose the online merchant to significant risks, including liability for fraudulent "card not-present" transactions. iBill's risk management division integrates sophisticated fraud detection and prevention tools to combat fraudulent Internet-based transactions, and uses the following multi-phased approach:

         o incoming transactions are first run through a series of comprehensive internal negative databases of known fraudulent credit card numbers, IP addresses and email addresses - these databases are updated and maintained on a daily basis;

         o multiple velocity checks are used on both authorized and declining transactions to identify suspicious customer and/or merchant activity. For example, checks are in place to signal if a consumer has been declined more than five times in the past two days using the same IP address, or checks on cards that are used more than eight times in a one week period. If the cardholder or merchant fails any of these tests, the system will institute temporary blocking protocols;

         o banking network scrubbing is performed on the transaction and includes address verification service checks and card verification value validation; and

         o the previous days' authorized transactions are aggregated and analyzed by iBill's risk management group on a daily basis.

Our present strategy is to

     o offer through our merchant clients, the opportunity for customers viewing our clients' Websites to prepay iBill for a specified dollar amount of purchases at any one of the 4,000 or more iBill client Websites; a service that we believe will both increases confidentiality for the Website user and significantly eliminate charge back risks to iBill; and

     o offer to the thousands of its merchant clients offering adult-oriented products over the Internet, access to PENTHOUSE brand, including the ability to offer subscriptions, videos and other promotional offerings at our PENTHOUSE clubs and related venues. In this way we feel that we will be able to enhance both the revenue base of iBill and that of General Media, our subsidiary that ones and operates our Penthouse publications and media businesses.

Based on the financial information provided to us by InterCept, for the fiscal year ended December 31, 2003 iBill generates net revenues of approximately $36.9 million and net income before taxes of $1.0 million, as compared to net revenues and a net pre-tax loss of approximately $58.4 million and $3.0 million for fiscal 2002.

RISK FACTORS

RISKS RELATED TO THE BUSINESS OF IBILL.

IF iBILL IS UNABLE TO MAINTAIN A RELATIONSHIP WITH A FIRST DATA CORPORATION OR ANOTHER BANKING SOURCE TO SPONSOR AND PROCESS OUR MERCHANT PAYMENT TRANSACTIONS, WE WOULD BE UNABLE TO OPERATE A SIGNIFICANT PORTION OUR BUSINESS. iBill assumes the credit risk and processes payment transactions for its merchant client under an agreement with First Data Corporation. First Data changes iBill a percentage of each sale for sponsoring the transaction through its wholly owned bank, First Financial Bank, Utah. Such agreement is subject to termination by First Data on 90 days notice. First Data has recently increased its rates and, as a condition to providing the consent to the change of control of iBill, negotiated a transaction agreement with Penthouse pursuant to which iBill has agreed to migrate its processing to a new financial institution. The agreement provides for this transition to be completed in 90 days, with a second 90 day extension period available to us. Although we believe that iBill will be able to enter into a similar relationship with another banking source, if we are unable to do so on financially acceptable terms, if at all, iBill could lose a majority, if not all, of its revenue base, which would have a material, adverse effect on our results of operations and financial condition.

IF iBILL'S CHARGE-BACK RATE IS EXCESSIVE, CREDIT CARD ASSOCIATIONS CAN FINE IT OR TERMINATE ITS ABILITY TO ACCEPT CREDIT CARDS FOR PAYMENT. In cases of fraud or disputes between cardholders and merchants, iBill faces charge-backs when cardholders dispute items for which they have been billed. Charge-backs may arise from the unauthorized use of the cardholder's name or bank account information or from a cardholder's claim that a merchant failed to perform. If a billing dispute between a card holder and a merchant is not resolved in favor of the merchant, the transaction is normally charged back to the merchant, and the purchase price is refunded to the cardholder. If iBill's charge-back rate becomes excessive, our credit bank can fine it or terminate its agreement. If iBill is prohibited from accepting credit cards for payment, this would materially adversely affect our financial condition and results of operations. We cannot predict with certainty, however, whether or when First Data or any other bank or financing source processing iBill credit card transactions will fine iBill or elect to terminate their agreements with us.

Visa recently announced revisions to its charge-back monitoring program that are designed to reduce the impact of charge-backs on the Visa payment system. The new rules heighten the scrutiny on problematic merchants and place greater responsibility on acquirers like iBill to deal appropriately with merchants that have excessive levels of chargebacks. Effective October 1, 2003, Visa reduced the charge-back threshold from 2.5% to 1.0% for VisaUSA transactions, and effective January 1, 2004, the charge-back threshold dropped from 2.5(degree)/o to 2.0% for Visa International transactions. Merchants that exceed these charge-back thresholds become subject to Visa's charge-back monitoring program. This monitoring program results in greater scrutiny of transactions, potential fines and possible suspension from the Visa payments system. In addition, Visa has issued a detailed program that specifies the responsibilities of the acquirer and the fees and actions required when a merchant is placed into the charge-back monitoring program. Implementation of the new rules by Visa will require iBill to further reduce the charge-back activity of its sponsored merchants. If any of iBill's merchants do not meet the new Visa thresholds, Visa could impose fees and take further action, including termination of the merchant. Any such fines or termination could negatively affect our results of operations.

CHANGES IN CARD ASSOCIATION FEES, PRODUCTS OR PRACTICES COULD INCREASE iBILL'S COSTS OR OTHERWISE LIMIT ITS OPERATIONS. From time to time, the card associations increase the interchange fees that they charge processors and the sponsoring banks. For example, Visa increased its interchange fees by 0.19% in April 2003. At their sole discretion, iBill's sponsoring banks may seek to increase their Visa and MasterCard sponsorship fees they impose, all of which are based upon the dollar amount of the payment transactions iBill processes. Competitive pressures might force iBill to absorb a portion of those increases in the future, which would increase iBill's operating costs and reduce its margins. Furthermore, the rules and regulations of the various card associations and networks prescribe certain capital requirements for settlement banks. Any increase in that capital requirement may adversely affect a bank's ability to serve as iBill's settlement bank.

Visa's RIS program identifies merchants that have excessive fraud counts each month. Visa places merchants with monthly fraud activity in excess of 1,500 transactions and $50,000 and a fraud to sales ratio of .50% or more in the program. Fines under this program escalate from $5,000 in the first month of the program to $100,000 after the fifth month. iBill has been placed in the RIS program. iBill has informed its merchants that iBill will be passing this fine to the merchants.

Visa has also established a monitoring program for its acquiring banks in which Visa compares the number of fraudulent transactions processed through a bank against unpublished thresholds for a given industry. Visa notified iBill's acquiring bank, First Financial Bank (First Data), that First Data had exceeded the program thresholds. First Data notified iBill that it intends to allocate the fine amongst its merchants. iBill has informed its merchants that iBill will be passing this fine to the merchants.

ONLINE PAYMENT PROCESSING SYSTEMS MIGHT BE USED FOR ILLEGAL OR IMPROPER PURPOSES, WHICH COULD EXPOSE iBILL TO ADDITIONAL LIABILITY AND HARM ITS
BUSINESS.   Despite   iBill's  efforts  to  review  and  monitor  the  types  of transactions it processes, all online payment processing systems remain susceptible to potentially illegal or improper uses. These may include illegal online gaming, fraudulent sales of goods and services, software and other intellectual property piracy, child pornography trafficking, prohibited sales of alcoholic beverages and tobacco products and online securities fraud. iBill's business could suffer if customers use its system for illegal or improper purposes.

UNAUTHORIZED DISCLOSURE OF MERCHANT AND CARDHOLDER DATA, WHETHER THROUGH BREACH OF iBILL'S COMPUTER SYSTEMS OR OTHERWISE, COULD EXPOSE iBILL AND US TO PROTRACTED AND COSTLY LITIGATION. iBill collects and stores sensitive data about merchants and cardholders, including names, addresses, social security numbers, drivers license numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. In addition, iBill maintains a database of cardholder data relating to specific transactions, including payment card numbers and cardholder addresses, to process the transactions and for fraud prevention and other internal processes. If a person penetrates iBill's network security or otherwise misappropriates sensitive merchant or cardholder data, iBill could be subject to liability or business interruption.

Hackers have in the past penetrated computer systems of payment processors. If iBill suffers such an attack, it may be subject to liability, including claims for unauthorized purchases with misappropriated card information, impersonation or other similar fraud claims. iBill could also be subject to liability for claims relating to misuse of personal information, such as unauthorized marketing purposes. These claims also could result in protracted and costly litigation.

IN THE EVENT WE DO NOT RETAIN OUR GENERAL MEDIA GROUP SUBSIDIARIES, WE WILL BE UNABLE TO UTILIZE OUR PENTHOUSE BRAND. Our Penthouse publishing and media businesses are owned by our General Media subsidiary. General Media and its subsidiaries are currently debtors-in-possession in a bankruptcy case pending in the United States Bankruptcy Court for the Southern District of New York. Although we have proposed a plan of reorganization that, if approved by the creditors and the bankruptcy court, would enable us to retain our 99.5% equity interest in General Media and its subsidiaries, there can be no assurance that our plan will be approved or that we will succeed in our efforts. In the event that a competing plan of reorganization is confirmed or the assets of General Media and subsidiaries are sold to an unaffiliated third party, we would lose all of our equity in both General Media and in the Penthouse trademarks, brands and related intellectual property. As such, we would be unable to implement our strategy of combining our Penthouse name and brands with our iBill business. The loss of General Media and our Penthouse business, trademarks, brands and related intellectual property would have a material adverse effect on our overall business strategy and prospects.

RISKS RELATED TO THE iBILL ACQUISITION

OUR ACQUISITION OF iBILL WILL RESULT IN THE RECORDING OF SUBSTANTIAL GOODWILL. The acquisition of iBill will be accounted for as a purchase by our company, through our subsidiary Media Billing, of 100% of the capital stock of iBill. As a result, the excess of the value of the consideration issued to InterCept as iBill's former stockholder (approximately $23.5 million) over the fair value of the identifiable iBill tangible assets acquired, less the fair value of liabilities assumed, will be recorded by our company as goodwill. The amount of such goodwill will be established based upon the balance sheet of iBill as at March 22, 2004, subject to adjustment 45 days thereafter, and may be assumed to be substantial. According to applicable accounting rules, goodwill and other intangible assets must be evaluated on a regular basis and the re-evaluation may result in impairment charges which may reduce our company's future net income.

ONLY INTERCEPT OBTAINED A FORMAL VALUATION DETERMINING THE FAIRNESS OF THE ACQUISITION CONSIDERATION. The acquisition consideration was determined by arms' length negotiations between Registrant's management and InterCept, but there was no formal valuation of iBill by an independent third party. InterCept obtained a fairness opinion issued by SunTrust Robertson Humphrey, an investment banking firm. Since the acquisition of iBill did not require the approval of our stockholders, we are unable to determine whether our stockholders, other than The Molina Vector Investment Trust and its affiliated persons, would have agreed with the determination by our company's board of directors that the terms of the iBill acquisition were fair to our company and in the best interests of our stockholders.

TO FINANCE THE IBILL ACQUISITION, WE ISSUED SECURITIES CONVERTIBLE INTO OR EXERCISABLE FOR A SIGNIFICANT NUMBER OF SHARES OF OUR COMMON STOCK, AND FUTURE SALES OF SUCH SHARES MAY LOWER THE PRICE OF OUR COMMON STOCK. Our company had 293,679,473 shares of our common stock outstanding prior to the iBill acquisition. To assist us in financing the iBill acquisition (including payment of the premium on the indemnity insurance policy we obtained), we issued the Mercator Momentum Funds and its affiliates (the "Mercator Group") an aggregate of 4,000,000 of shares of our Series D preferred stock convertible into an aggregate of 36,363,636 shares of our common stock. In addition, the Mercator Group has been issued warrants to purchase an additional 12,000,000 shares of our common stock and has purchased, for nominal consideration, 14,345,500 additional shares of common stock from the Molina Vector Investment Trust, our principal stockholder and an affiliate of Dr. Luis Enrique Fernando Molina. Under a registration rights agreement, we are obligated, by no later than May 23, 2004, to register for resale under the Securities Act of 1933, as amended (the "Securities Act') all shares of common stock issuable in connection with our Series D preferred stock and warrants and shares purchased from the Molina Trust.

Sales of substantial amounts of common stock into the public market could lower the market price of such shares.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

As of the date of this Current Report on Form 8-K, our authorized capitalization consisted of 770,000,000 shares of capital stock, comprising: (i) 750,000,000 shares of common stock, par value $0.0025 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.0025 per share.

COMMON STOCK

As of the date of this Current Report on Form 8-K, there were 293,679,473 shares of our common stock issued and outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to our stockholders (subject under certain conditions to the rights of the holders of our preferred stock - see below).

SERIES A PREFERRED STOCK

We are authorized to issue 5,000 shares of Series A Preferred Stock. As of the date of this Current Report on Form 8-K, there were 5,000 shares of our Series A Preferred Stock issued and outstanding, all of which were fully paid, non-assessable and entitled under certain circumstances to vote. The shares of Series A Preferred Stock have a stated value of one thousand dollars ($1,000) per share. To the extent that under the Business Corporation Act of the State of Florida (the "FBCA") the approval of the holders of Series A Preferred Stock, voting separately as a class or series as applicable (whether by written consent or otherwise), is required to authorize a given action of our company, the affirmative approval of the holders of at least a majority of the shares of Series A Preferred Stock constitutes the approval of the action by such holders. Holders of Series A Preferred Stock are entitled to notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote. The shares of Series A Preferred Stock are not convertible into shares of our common stock.

As at the date hereof, the 5,000 issued and outstanding shares of Series A Preferred Stock are owned of record and beneficially by General Media International, Inc., a corporation of which two thirds of the capital stock is owned by Robert C. Guccione and the balance of the shares are owned by the Robert C. Guccione Family Trust.

SERIES B PREFERRED STOCK

We are authorized to issue 5,000 shares of Series B Preferred Stock. As of the date of this Current Report on Form 8-K, no shares of our Series B Preferred Stock are issued and outstanding.

SERIES C PREFERRED STOCK

We are authorized to issue 11,550,000 shares of Series C Preferred Stock. As of the date of this Current Report on Form 8-K, there were 11,550,000 shares of our Series C Preferred Stock issued and outstanding. The shares of Series C Preferred Stock have a stated value of ten dollars ($10.00) per share.

To the extent that under the FBCA the approval of the holders of Series C Preferred Stock, voting separately as a class or series as applicable (whether by written consent or otherwise), is required to authorize a given action of our company, the affirmative approval of the holders of at least a majority of the shares of Series C Preferred Stock constitutes the approval of the action by such holders. Holders of Series C Preferred Stock are entitled to notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote.

In addition, the holders of a majority of the issued and outstanding shares of Series C Preferred Stock shall have the right, voting as a separate class, to elect to our board of directors such number of persons who shall constitute an absolute majority of the members of the board. The holders of a majority of the issued and outstanding shares of Series C Preferred Stock shall also have the right to fill any vacancies on our board or to increase the number of members thereof in order to maintain a majority of our board of directors. The remaining members of our board of directors shall be elected by the holders of a majority of the issued and outstanding shares of our common stock.

The Series C Preferred Stock is convertible into shares of our common stock, at the option of the holder, at a price per share equal to the figure $10.00 divided by eighty percent (80%) of the fair market value of a share of common stock on the market where such shares are then traded, where the fair market value means the average of the three lowest closing per share bid prices of the common stock over the ten (10) trading days immediately prior to the date of the conversion. The minimum conversion price is $3.00 per share, subject to reduction to the lowest price at which shares of our common stock or securities convertible or exercisable for such shares are issued subsequent to the November 2003 date of original issuance of the Series C Preferred Stock. Based upon February 2004 sale of $24.0 million principal amount of notes convertible at $0.11 per share and our March 2004 Series D preferred stock convertible into common stock at $0.11 per share, the conversion price of the shares of Series C preferred Stock has been reduced to $0.11.

As of the date of this Current Report on Form 8-K, The Molina-Vector Investment Trust owns of record 10,500,000 shares of Series C Preferred Stock, or 90.9% of the authorized shares. The remaining 1,050,000 shares of Series C Preferred Stock are owned by ANL Capital LLC. The Molina-Vector Investment Trust is a trust created by Dr. Luis Enrique Fernando Molina for the benefit of his minor children. Dr. Molina serves as the sole trustee of the Molina Vector Investment Trust, with sole power to convert and dispose of its shares of Series C Preferred Stock.

SERIES D PREFERRED STOCK

We are authorized to issue 4,000,000 shares of Series D Preferred Stock. As of the date of this Current Report on Form 8-K, there were 4,000,000 shares of our Series D Preferred Stock issued and outstanding, all of which were fully paid, non-assessable and entitled under certain circumstances to vote. The shares of Series D Preferred Stock have a stated value of one dollar ($1.00) per share.

To the extent that under the FBCA the approval of the holders of Series D Preferred Stock, voting separately as a class or series as applicable (whether by written consent or otherwise), is required to authorize a given action of our company, the affirmative approval of the holders of at least a majority of the shares of Series D Preferred Stock constitutes the approval of the action by such holders.

The Series D Preferred Stock is convertible into shares of our common stock, at the option of the holder, at a price per share equal to the aggregate stated value of such shares divided by eleven cents ($0.11). The aggregate stated value of the shares of Series D Preferred Stock presently issued and outstanding is $4,000,000, for an aggregate of 36,363,636 shares of our common stock issuable upon conversion of all shares of Series D Preferred Stock.

As at the date of this Form 8-K, Mercator Momentum Fund LP owns 2,040,000, or 51% of the outstanding shares of our Series D Preferred Stock, and Mercator Momentum Fund III, LP owns 1,960,000, or 49% of the outstanding shares of our Series D Preferred Stock.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On May 29, 2003, Eisner LLP ("Eisner") resigned as our independent certified public accountants. The report of Eisner on our consolidated financial statements as of and for the year ended December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion; however, Eisner's report for the year ended December 31, 2002 contained a qualification due to uncertainty regarding our ability to generate sufficient funds from operations to make all the mandatory payments required by the Series C Notes of General Media, Inc. and our ability to continue as a going concern as described in Note 2 to our financial statements for the fiscal year ended December 31, 2002 and Note 3 to our financial statements for the fiscal year ended October 31, 2002. This uncertainty was also reported in Note 1 to our condensed consolidated financial statements for the three-month interim period ended March 31, 2003, which was not reviewed by an independent certified public accountant.

During the period from our inception on December 11, 2001 to our latest report on Form 10-K for the fiscal year ended December 31, 2002 and any subsequent interim period preceding Eisner's resignation there were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eisner, would have caused them to make reference thereto in their report on our financial statements except with respect to the interim quarterly period March 31, 2003.

On May 29, 2003, we received a letter from Eisner in which Eisner claimed that our Form 10Q for the period ending March 31, 2003 did not expressly disclose that those financial statements were not reviewed by Eisner or by other independent certified public accountants. In addition, Eisner claimed that we had requested Eisner to consider the accounting treatment regarding a specific transaction in which Eisner presented us with a contrary preliminary view, and that our financial statements in the Form 10-Q filing for the period ending March 31, 2003, applied an accounting treatment contrary to their preliminary view.

On May 30, 2003, we filed a current report on Form 8-K (the "Original 8-K") to report the resignation of Eisner as our independent certified public accountants and certain other matters. These matters included the appropriateness of the accounting treatment of a transaction involving our company in our financial statements contained in our Form 10-Q for the quarter ending March 31, 2003. Our company's treatment was contrary to a preliminary view by Eisner of the appropriate accounting treatment of such transaction and Eisner did not review our financial statements for the quarter ended March 31, 2003.

As previously disclosed in our Form 8-K filed on June 13, 2003, investors are urged not to rely on the 10-Q filed on May 23, 2003 for our quarterly period ending March 31, 2003. We filed an amended Form 10-Q for this quarter on September 25, 2003.

As of June 18, 2003, we engaged Weinberg and Company, P.A. ("Weinberg") as our independent accountants to audit our financial statements for our fiscal year ending December 31, 2003. We dismissed Weinberg as our auditors on March 26, 2004, primarily due to the fact that the staff member most familiar with the accounts of our General Media subsidiary left Weinberg to become associated with Stonefield Josephson, Inc. (see below). Weinberg never audited our financial statements, and we are unaware of any matter that would have resulted in Weinberg issuing an adverse opinion or a disclaimer of opinion, or one that was qualified or modified as to uncertainty, audit scope, or accounting principles.

On April 5, 2004 we provided Weinberg with a copy of this disclosure and requested that it furnish a letter to us, addressed to the Commission, stating that it agreed with the statements made herein as applicable thereto or the reasons why it disagreed. On April 6, 2004 we received a letter from Weinberg that it agreed with the statements contained herein as applicable thereto, and which is filed as Exhibit 16.1 to this Form 8-K.

On April 2, 2004, we engaged Stonefield Josephson, Inc. to serve as our independent certified public accountants to audit our financial statements for the fiscal years ended December 31, 2003 and 2004, and to review our unaudited consolidated financial statements. During our two most recent fiscal years, and during any subsequent period through April 2, 2004, we did not consult with Stonefield Josephson on any accounting or auditing issues.

ITEM 5.  OTHER EVENTS

LAURUS MASTER FUND

In February of 2004, in order to financing the purchase of the townhouse located at 14-16 East 67th Street, New York, New York, we issued a convertible term note in the principal amount of $24,000,000 to the Laurus Master Fund, LLC ("Laurus") which is due on February 22, 2007 (the "Laurus Note"). The Laurus Note was issued pursuant to the terms of the Securities Purchase Agreement entered into between us and Laurus, each of which is attached hereto as Exhibits 4.01 and 10.01, respectively, and incorporated by reference in its entirety herein. The reason we issued the Laurus Note was to assist us in enabling our 99.5% owned subsidiaries, General Media, Inc. and its subsidiaries, to emerge from bankruptcy. Laurus is a private investment fund that provides asset based convertible financing to public companies.

The Laurus Note bears interest at the "prime rate" published in The Wall Street Journal from time to time, plus 3.5%, subject to a minimum interest rate of 7.5% per annum and a maximum interest rate of 13.5% per annum. At the closing, we placed in escrow approximately $1.8 million, representing an estimate of one years' minimum interest due on the Laurus Note. To the extent not applied toward interest payments on the Laurus Note, such interest reserve will be released to us if we retain the equity of General Media and its subsidiaries when such subsidiaries emerge from bankruptcy. Under the terms of the Laurus Note we commence payment of principal installments on a monthly basis commencing on September 30, 2004. We will be required to make monthly repayments of $200,000 per month for the first year, $400,000 per month for the second year and $600,000 every month thereafter until the maturity date.

The terms of the Laurus Note provide that Laurus may elect to receive its monthly payments of principal and interest in either cash or shares of our common stock. The number of shares of our common stock we would be required to issue is determined by dividing the applicable dollar amount by the figure $0.11. The portion of the monthly repayment amount that Laurus may elect to receive in shares of our common stock is limited by the trading price of our common stock during the period immediately preceding the election.

The Laurus Note is convertible at anytime while any portion thereof is outstanding into shares of our common stock at the same ratio used to determine the repayment option, i.e., one share of common stock for every $0.11 converted. We will under certain circumstances be required to maintain an effective registration statement with respect to the shares of common stock issuable by us.

In February 2004, Laurus sold approximately 50% of the Laurus Note to affiliates of Alexandra Global Master Fund, Ltd.

MERCATOR GROUP

On March 19, 2004, we issued $4,000,000 of our newly authorized Series D preferred stock to Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Mercator Advisory Group LP (collectively, the "Mercator Group") and five year warrants entitling the holders to purchase up to 12,000,000 shares of our common stock. The shares of Series D Preferred Stock, the certificate of designation for which is attached hereto as Exhibit 4.02, were issued pursuant to the terms of the Subscription Agreement entered into between us and the Mercator Group, a copy of which is attached hereto as Exhibit 10.02, each of which is exhibits is incorporated by reference in its entirety herein.

Our Series D preferred stock is convertible at the option of the holders into shares of our common stock at a conversion price of $0.11 per share, subject to weighted average anti-dilution and other adjustments. Our warrants are exercisable at any time at $0.12 per share. In a related transaction, The Molina Vector Investment Trust sold an aggregate of 14,345,500 shares of its common stock to the Mercator Group (representing approximately 9.1% of the 157,500,000 shares of common stock owned by the Trust) for $35,863.75.

Accordingly, the Mercator Group is presently the beneficial owner, as calculated pursuant to Rule 13d-3(d)(1) of the Exchange Act, of 62,709,136 shares of our common stock. Notwithstanding the foregoing, no shares of our common stock shall be issuable upon conversion of the Series D Preferred Stock or upon the exercise of warrants if such issuance would increase the aggregate number of shares of our common stock then owned by the Mercator Group to a number then constituting more than 9.99%, as determined in accordance with Rule 13d-3 of the Exchange Act, of our shares of our common stock then issued and outstanding. If all such 62,709,136 shares were held of record by the Mercator Group. It would be the owner of approximately 19.1 % of our shares of common stock then issued and outstanding.

GENERAL MEDIA PREFERRED STOCK PURCHASE AGREEMENT

On March 31, 2004, we, together with our principal stockholder, Dr. Luis Enrique Fernando Molina, entered into an agreement with the holders of 75% of the outstanding Class A preferred stock of General Media, Inc. Under the terms of such agreement, on April 15, 2004, Dr. Molina will acquire all shares of Class A preferred stock owned by such holders.

General Media and its subsidiaries are currently debtors in a bankruptcy case pending in the United States Bankruptcy Court for the Southern District of New York. On March 3, 2004, General Media and its subsidiaries filed their proposed first amended and restated plan of reorganization to be financed primarily through  debt  and  equity  financing  to be  provided  by  Dr.  Molina  or  his
affiliates.   The  holders  of  the  Class  A  preferred  stock,  who  also  own approximately 89% of the approximately $46.0 million outstanding amount of General Media 15% senior secured notes due 2004, had originally objected to the General Media plan, and proposed a competing plan of reorganization that, if confirmed by the Bankruptcy Court, would cause us to lose ownership of General Media.

Under the terms of the March 31, 2004, agreement, Dr. Molina and our company will purchase the General Media Class A preferred stock from the sellers for approximately $10.25 million, payable on March 31, 2008 pursuant to a 8% increasing rate note given by Dr. Molina that we have guaranteed. The note is to be secured by a pledge of our Series C Preferred Stock held by The Molina-Vector Investment Trust, an affiliate of Dr. Molina. The 10,500,000 shares of Series C Preferred Stock held by the Molina Trust has a stated value of $105.0 million and is currently convertible into approximately 954.0 million shares of our common stock.

Under the terms of the agreement, the sellers and their affiliates agreed to waive all objections to and support our proposed plan of reorganization and withdraw their competing plan. Closing of the purchase is scheduled to occur on or before April 15, 2004.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

   (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         To be filed by amendment to this Form 8-K/A.

   (b)   PRO FORMA FINANCIAL INFORMATION.

         To be filed by amendment to this Form 8-K/A.

   (c) EXHIBITS - A list of exhibits incorporated by reference herein is contained on the Exhibit Index immediately following the signature page hereof, and is incorporated herein by reference.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                  PENTHOUSE INTERNATIONAL, INC.



                                  By: /s/ Claude Bertin
                                      -----------------
                                      Claude Bertin
                                      Executive Vice President


April 8, 2004

                                     Exhibit Index
                                     -------------

2.01 Member Interest Purchase Agreement (the "iBill Agreement'), by and among our subsidiary Media Billing, Internet Billing Company, LLC ("iBill") and InterCept, Inc. ("InterCept"), the sole membership holder of iBill.*

3.01 Amended and Restated Convertible Term Note issued to the Laurus Master Fund, Ltd. by Penthouse International, Inc.*

4.02     Certificate of Designation of Series D Preferred Stock.*

10.01 Securities Purchase Agreement by and between Laurus Master Fund, Ltd. and Penthouse International, Inc.*

10.02    Subscription  Agreement  by  and among  Mercator  Advisory  Group  LLC,
         Mercator   Momentum   Fund,  LP,   Mercator   Momentum   Fund  III,  LP
         International, Inc. and Penthouse International, Inc.*

16.1     Letter from Weinberg  & Company, P.A.*

* Filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2004.